UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022

SUTRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38662	47-0926186
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Oyster Point Blvd,

South San Francisco, California, 94080

(Address of principal executive offices) (Zip Code)

(650) 881-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STRO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2022, Sutro Biopharma, Inc., a Delaware corporation (the “Company”) entered into a License and Collaboration Agreement (the “Agreement”) with Astellas Pharma Inc. (“Astellas”) for the development of immunostimulatory antibody-drug conjugates for up to three biological targets, to be identified by Astellas. The Company will research and conduct the pre-clinical development of any compound (as designated by Astellas) in each of the three programs in accordance with the terms of a research plan between the Company and Astellas. Astellas will have an exclusive worldwide license to develop and commercialize any such designated compound, subject to the Company’s rights to participate in cost and profit sharing in the United States, as described below.

Pursuant to the Agreement, Astellas will pay the Company an upfront payment in the amount of $90.0 million. The Company is also eligible to receive up to $422.5 million in development, regulatory and commercial milestones, and tiered royalties ranging from low double digit to mid-teen percentages on worldwide sales of any commercial products that may result from the collaboration, subject to customary deductions under certain circumstances. The Company can also elect to convert any product candidate into a cost and profit-sharing arrangement, for the United States only. In the event that the Company makes such election, it will share commercialization costs and profits relating to such product candidate equally with Astellas in the United States, and no royalties will be due from Astellas for net sales of such product candidates in the United States.

The Agreement contains customary provisions for termination, including by Astellas for convenience upon 30 days’ written notice and by either party for cause, including for material breach (subject to cure). The Company has certain reversion rights as to product candidates in connection with certain termination events.

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

Item 8.01 Other Events.

On June 27, 2022, the Company updated its corporate presentation. A copy of the corporate presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. The corporate presentation will also be available on the Company’s website in the Investors section at https://www.sutrobio.com/corporate-presentation/.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Corporate Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutro Biopharma, Inc.

Date: June 27, 2022	By:	/s/ Edward Albini
Edward Albini
Chief Financial Officer